Pursuant to 17 CFR 229.601(b)(10)(iv), confidential information (indicated by [***]) has been omitted from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.
Exhibit 10.12.5

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FOURTH AMENDMENT TO
MASTER SERVICES AGREEMENT

This Fourth Amendment (the “Amendment”) to the Master Services Agreement dated December 6, 2013, as amended, by and between Aegerion Pharmaceuticals, Inc. (“Aegerion”), as assignee of AstraZeneca Pharmaceuticals LP, and Accredo Health Group, Inc. (“Service Provider”) (the “Agreement”) is effective as of October 19, 2017 (the “Amendment Effective Date”). Any capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties desire to amend certain terms of the Agreement to reflect its assignment from AstraZeneca to Aegerion.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	All references to AstraZeneca in the Agreement are hereby changed to Aegerion and Aegerion hereby assumes all of the rights and responsibilities of AstraZeneca set forth in the Agreement.

2.	Section 1.30(j) is hereby deleted in its entirety and replaced with the following:

“The delivery, storage, shipment, sale, or handling of any Product.”

3.	Section 1.3(1) is hereby deleted in its entirety and replaced with the following:

“Reserved”

4.	Section 2.7(a) is hereby deleted in its entirety and replaced with the following:

“Aegerion will reimburse Service Provider for all reasonable out-of-pocket expenses incurred or paid by Service Provider in connection with the performance of Services by under this Agreement, but in each case solely to the extent such expenses have been authorized in advance in writing by an authorized representative of Aegerion or are otherwise specifically listed as reimbursable expenses on Attachment 2 attached hereto and incorporated herein by reference. Service Provider will furnish appropriate supporting documentation for authorized expenses to be reimbursed by Aegerion under this Agreement. All fees and expenses incurred by Service Provider in performing Services under this Agreement that are not specifically listed as part of fees and reimbursable expenses on Attachment 2 or otherwise expressly authorized in advance in writing by an authorized representative of Aegerion will be borne by Service Provider.”

5.	Section 3.1 of the Agreement - Payment - is hereby amended by replacing [***] with [***].

6.	Section 4.1 - Term - is hereby deleted and replaced in its entirety with the following:

“This Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with Section 5, below, shall expire on September 30, 2019 and shall automatically renew for an additional one year term ending September 30, 2020 unless

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either party gives written notice of non-renewal to the other at least 180 days prior to September 30, 2019.”

7.	Section 9.1(f) of the Agreement is hereby deleted and replaced with the following:

“Services performed by a nurse or pharmacist under this Agreement shall be performed only through qualified, trained and competent nurses and pharmacists. Each such nurse and pharmacist shall (i) possess a current and valid license, certification, or legal authorization, as applicable, in his/her applicable profession in each state in which he/she performs services; and (ii) be and remain in good standing in the applicable state.”

8.	Section 9.1(z) of the Agreement – Audit Rights – is hereby deleted and replaced with the following:

“Service Provider guarantees an acknowledgement response time within three (3) business days for all month end, quarter end, and other financial inquiries received from Aegerion. In addition, Service Provider agrees to and will comply with the obligations set forth in Attachment – Audit.”

9.
The Agreement is hereby amended by (a) inserting new Exhibit B thereto as the same is attached hereto and incorporated herein by reference, and (b) deleting Section 9.1(aa) of the Agreement - Adverse Event Reporting - in its entirety and replacing it with the following:

“See Exhibit B attached hereto and incorporated herein by reference”.

10.	Section 14.1 of the Agreement - Notice - is hereby amended by deleting in its entirety the Notice addresses for AstraZeneca and replacing them with the following:

“For:	Aegerion Pharmaceuticals, Inc.
Address:	One Main Street, Suite 800
Cambridge, MA 02142
Attn: President

With a copy to:
Address:	Aegerion Pharmaceuticals, Inc.
One Main Street, Suite 800
Cambridge, MA 02142
Attn: Vice President, Legal”

11.	Section 13.1 - Business Conduct and Ethics - is hereby replaced in its entirety with the following:

“Aegerion takes seriously its compliance and ethics responsibilities and seeks to do business only with third parties who share high standards of ethical behavior. To that end, Aegerion has adopted the Business Partner Guiding Principles a copy of which is attached hereto and incorporated herein as Attachment 1. Service Provider abides by its parent company’s Code of Conduct, available at https://express-scripts. com/aboutus/codeconduct/ExpressScriptsCodeOfConduct.pdf.

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12.	Section 2.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.7 Reimbursable Expenses

2.7(a) Aegerion will reimburse Service Provider for all reasonable and necessary business and travel expenses and pass-through costs actually incurred by Service Provider in the course of performing Services at cost without mark-up (“Reimbursable Expenses”).

2.7(b) Service Provider shall obtain Aegerion’s written approval prior to incurring any travel expenses that will be invoiced to Aegerion under this Agreement as Reimbursable Expenses.

2.7(c) Service Provider agrees to invoice Aegerion for Reimbursable Expenses, which invoice will be accompanied by any supporting documentation (e.g. receipts) required by Aegerion.

2.7(d) Aegerion will have no obligation to reimburse Service Provider for any Reimbursable Expenses unless and until all documentation required by this Agreement and Aegerion is received from Service Provider.”

13.	Section 15.5 of the Agreement - Governing Law - is hereby amended by replacing “State of New Jersey” with “State of New York”.

14.
The Attachment to the Agreement entitled “ATTACHMENT – PERSONAL DATA” is amended and restated in its entirety as set forth in the new “ATTACHMENT – PERSONAL DATA” attached hereto and incorporated herein by reference.

15.	The Agreement is hereby amended by inserting the following text as Section 16 of the Agreement:

“16.	Compliance

16.1
General. The requirements of this Section 16 shall apply to all employees, agents, contractors and subcontractors of Service Provider that provide goods or services to Aegerion pursuant to this Agreement (collectively, “Personnel”). Service Provider shall ensure that all Personnel abide by the requirements set forth in this Section 16. To the extent that Service Provider reasonably expects that any Personnel will provide goods or services to Aegerion in excess of [***] during a contract year, then Service Provider shall specifically furnish the names of such Personnel to Aegerion (“Listed Personnel”) within [***] following the execution of the fourth amendment to this Agreement. Service Provider shall notify Aegerion with any changes to the Listed Personnel within [***] of Service Provider’s first knowledge thereof.

16.2	Training; Aegerion Compliance Policies and Procedures.

16.2(a)
Within [***] of the execution of the fourth amendment to this Agreement, or a longer period if approved by Aegerion in writing, Service Provider shall ensure that all Listed Personnel have completed all compliance training required by Aegerion, which shall be limited to

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compliance training that Aegerion has agreed to ensure Listed Personnel complete. If requested by Aegerion for Listed Personnel, the training and certification will be provided by Aegerion through Aegerion’s corporate learning management system. In addition, Service Provider shall ensure that all Listed Personnel shall timely complete any compliance training required by Aegerion during the term of this Agreement.

16.2(b)	Upon request from Aegerion, Service Provider shall certify to the completion of all required training by all Listed Personnel.

16.2(c)	Service Provider shall ensure that its Listed Personnel promptly review any updated Aegerion compliance policies and procedures that are provided to Service Provider by Aegerion.

16.2(d)
Upon request from Aegerion, Service Provider shall certify in writing, in the manner and form reasonably determined by Aegerion, that Listed Personnel received, read, understood and will abide by all required Aegerion compliance policies and procedures, including the Aegerion Code of Conduct.

16.3
Violations. Service Provider shall ensure Listed Personnel promptly report to the Aegerion Compliance Department any suspected or actual violations of criminal, civil, or administrative law or Aegerion compliance policies observed during the performance of this Agreement. Any such report can be made, on an attributed or anonymous basis, by writing to the Chief Compliance Officer c/o Aegerion Pharmaceuticals, Inc., One Main St., Ste. 800, Cambridge, MA 02142, calling 855-233-8089 or visiting https://novelioncompliance.tnwreports.com. Service Provider agrees to appropriately publicize to Personnel the ability to make such reports (e.g., via periodic e-mails to Personnel, or by posting the information in prominent common areas), and shall emphasize a nonretribution, nonretaliation policy regarding such reports.

16.4
Ineligible Persons. Service Provider represents and warrants that, as of the effective date of the fourth amendment to this Agreement, it is not, and no Personnel are, an “Ineligible Person,” defined as any individual or entity who: (i) is currently excluded from participation in Federal health care programs or (ii) has been convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a), but has not yet been excluded. Service Provider shall screen all prospective Personnel against the HHS/OIG List of Excluded Individuals/Entities (LEIE) (available through the Internet at http://www.oig.hhs.gov) (“Exclusion List”)). Service Provider shall screen all Personnel against the Exclusion List in accordance with its policies (which shall be no less frequently than quarterly) and shall promptly notify Aegerion if Service Provider or any Listed Personnel become an Ineligible Person. Notwithstanding any other provision of this Agreement, Aegerion may terminate this Agreement immediately upon Service Provider becoming an Ineligible Person. If Service Provider has actual notice that Listed Personnel becomes an Ineligible Person, then Service Provider agrees to promptly notify Aegerion and to immediately remove such Personnel from any further responsibilities for, or involvement with, providing services to Aegerion.

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16.5
Records; Inspections; Requests for Information. Service Provider agrees to keep business records, including documents relating to (a) goods and services provided to Manufacturer under the Agreement and (b) compliance with the requirements of the fourth amendment to this Agreement, until six (6) years from the expiration or termination of the Agreement. Upon the expiration of such six (6) years, Service Provider will transfer such documents and records to Manufacturer if requested by Manufacturer at Manufacturer’s expense. Service Provider agrees to permit Manufacturer, or any third party person(s) designated by Manufacturer (including, but not limited to, Manufacturer’s CIA Independent Review Organization, Manufacturer’s Consent Decree Independent Auditor and Manufacturer Quality Assurance) to inspect such records according to the terms of ATTACHMENT – AUDIT to the Agreement. When Manufacturer is required to obtain information from Service Provider outside the annual audit, Service Provider agrees to respond promptly to any such requests for information from Manufacturer or any third party person(s) designated by Manufacturer (including, but not limited to, Manufacturer’s CIA Independent Review Organization, Manufacturer’s Consent Decree Independent Auditor and Manufacturer Quality Assurance). Such requests outside of the annual audit, unless they are for cause due to Service Provider’s fault, will be subject to a fee of $250 per hour.”

16.	Schedule 16 to this Amendment is hereby attached to and incorporated into the Agreement as Schedule 16.

17.	Paragraph 1 of “ATTACHMENT – AUDIT” to the Agreement is hereby deleted in its entirety and replaced with the following:

“1. maintain during the term of this Agreement and for the period of six years thereafter sufficient documentation necessary to demonstrate compliance with the requirements of this Agreement and provide for review to Aegerion during an on-site audit, policies, procedures, and records used or produced by Service Provider in relation to its performance of its obligations under this Agreement, and provide upon request to Aegerion, the FDA, or a third party acting on behalf of Aegerion or FDA documentation that all processes and procedures are in place and are being followed for any applicable Risk Evaluation Mitigation Strategy where required, which may include joint review during a WebEx session, for example to validate that changes have been made to a Product-specific SOP prior to implementation. The parties agree not to take screen shots of such WebEx sessions;”

18.	Paragraph 2 of “ATTACHMENT – AUDIT” to the Agreement is hereby deleted in its entirety and replaced with the following:

“2. allow Aegerion (or its designee), upon (i) [***] written notice or (ii) for initial audits of new specialty pharmacies, [***] written notice, accompanied by a detailed scope, during the term of this Agreement and for the period of [***] thereafter, to audit Service Provider’s and Service Provider’s agents’ and subcontractors’ documents, books, records, procedures, systems and facilities and conduct interviews with people under their control. Aegerion may conduct such audits (i) without cause not more frequently than once per calendar year, (ii) for cause (including, without limitation, audits based on Aegerion’s reasonable belief that a violation has occurred, audits related to quality control standards, and audits to confirm resolution of adverse

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findings from a prior audit) at Aegerion’s reasonable discretion, and (iii) to assess compliance with requirements related to any applicable Risk Evaluation Mitigation Strategy (REMS) at Aegerion’s reasonable discretion. If a third party is used to conduct any audit, such third-party with sign a confidentiality agreement with the audited party. Each such audit shall be subject to, and wholly covered by, the mutual confidentiality protections of this Agreement;”

19.	Paragraph 7 of “ATTACHMENT – AUDIT” is hereby deleted in its entirety and replaced with the following:

“notify Aegerion promptly (but in no event later than within [***]) after Service Provider’s receipt of notice of a proposed inspection by a government or regulatory authority that relates directly to this Agreement or the transactions contemplated by it and allow Aegerion on site for such on-site inspection that relates directly to any Product; and”

20.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement. The parties agree that execution of this Amendment by exchanging facsimile or PDF signatures shall have the same legal force and effect as the exchange of original signatures.

21.
This Amendment, together with the Agreement, constitutes the entire agreement between the parties with respect to the subject matter of the Agreement. The Agreement together with this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement. The parties hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

Accredo Health Group, Inc.	Aegerion Pharmaceuticals, Inc.

By:	/s/ Elizabeth Newport	By:	/s/ Joseph Shulman

Name:	Elizabeth Newport	Name:	Joseph Shulman

Title:	VP	Title:	Senior Vice President, Global Technical Operations

Date:	10/23/17	Date:	19 Oct 2017

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Attachment 1

Business Partner Guiding Principles

Introduction

At Aegerion, we have an important mission – the development and commercialization of innovative therapeutics to treat debilitating and rare diseases. In working to achieve this goal, we set high standards for our own employees as well as for all who work on our behalf. Aegerion’s Business Partner Guiding Principles is based on our belief that working with business partners who follow ethical business practices is essential to our long-term success.

Expectations of Our Business Partners

●	Conduct business in an ethical and transparent manner that is compliant with applicable laws, regulations and industry codes.
●	Develop and implement policies, systems and procedures that are consistent with these Business Partner Guiding Principles.
●	Provide routine compliance training to your employees relevant to their job function.
●	Maintain adequate compliance training records.
●	Designate a person who is responsible for compliance in your organization.
●	Establish a process for employees to report suspected wrongdoing and to publicize the process to your employees.

Ethical Approach to Business

At a minimum, each Business Partner must conduct business in accordance with the following:

Anti-Bribery/Anti-Corruption

●
You must not offer or make any bribe or improper payment or improper transfers of value either directly or indirectly, whether in cash or in kind, to secure any kind of business advantage for Aegerion.

●	You must not encourage or allow others to offer or make improper payments.

Privacy/Data Protection

●
Appropriately, and in compliance with all applicable laws and regulations, collect, use, and store personal information/data to ensure that privacy rights are protected for, among others, employees, healthcare professionals (HCPs) and patients.

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Product and Product-Related Materials

●
Each Business Partner must comply with applicable laws and regulations related to the provision of information to HCPs, Government Officials (GOs), Government Entities (GEs), hospitals, payors and patients (if allowed and as required under local law/codes) about Aegerion’s products and Aegerion’s disease states of interest. This includes knowing when Aegerion’s products can be promoted and what constitutes promotion.

●	Materials to be Used with HCPs, GOs, payors and patients (if permitted):

○	Materials must have been approved or provided by Aegerion.

○	Any materials used must be accurate and balanced; in addition, promotional materials must always be consistent with the local market authorization/label.

Interactions with Healthcare Professionals and Government Officials

Each Business Partner must be able to demonstrate that, in its interaction with third parties (including HCPs) on behalf of Aegerion, it has developed and implemented appropriate standards and policies to maintain compliance with applicable laws, regulations and industry codes.

Interactions may include the engagement of HCPs or GOs in a professional capacity for their expertise in particular areas that are relevant to Aegerion products or research.

●	Prohibition of Inducements

○	Never offer, promise or provide inducements.

○
Inducements include payments or other items of value with the intent of, directly or indirectly, encouraging or influencing a decision, or influencing or encouraging the recipient to purchase, prescribe or recommend an Aegerion product.

●	Legitimate Business Need and Written Agreement

○	Engage HCP/GOs to provide services only when there is a legitimate, documented business need and there is a written agreement in place.

●	HCP/GO Selection Criteria

○	Base the selection of HCP/GOs as service providers on their qualifications (e.g. skills and expertise) to perform the required task.

○	Engage only the minimum number of HCP/GOs necessary to satisfy the legitimate business need.

●	Fair Market Value

○	Ensure that payments are reasonable, based on prevailing rates of the HCP/GO’s home country, and only for bona fide services actually provided.

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●	Disclosure of Payments and Transfers of Value

○
Payments and other transfers of value, including grants and donations, must be accurately recorded and reported to applicable governmental or industry agencies, as and when required by law or country code.

●	Educational Grants:

○	Do not give Educational Grants to individual HCPs.

○	Never give a grant to encourage or influence a decision, or influence or encourage the recipient to purchase or prescribe an Aegerion product.

○	Award grants only to entities that have a legitimate right to receive Educational Grants, as determined by local tax law.

○	Establish a Grant review process that is void of commercial influence.

●	Gifts, Hospitality and Travel

○	Ensure that hospitality and travel are only provided in conjunction with a legitimate business activity, and are not extravagant.

○	Select venues for business activities that are modest by local standards and conducive for business activities.

○	Follow local industry codes regarding gifts to HCP/GOs, but in all instances the gifts must be nominal in value and not for the personal benefit of the HCP/GO.

●	No Political Donations

○	Do not provide political donations to government officials in connection with any activities related to Aegerion.

●	Fair Competition

○	Business should be conducted consistent with fair and vigorous competition and in compliance with all applicable anti-trust laws.

Interactions with Patient Organizations and Patients

●	Do not promote to Patient Organizations or patients.

●	You should always respect the independence of a Patient Organization; do not use the organization to promote or recommend Aegerion products.

Implementation

We expect our Business Partners to read and take reasonable steps to ensure its activities comply with the Aegerion Business Partner Guiding Principles and to take appropriate action in the event that a potential violation is discovered. These steps may include:

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●	Developing, implementing and providing routine training on policies and procedures appropriate for the Business Partner’s business activities.

●	Communicating to your employees Aegerion’s expectations of compliance with these Business Partner Guiding Principles.

●	Developing and implementing appropriate business mechanisms to monitor for compliance with these Business Partner Guiding Principles.

It is each Business Partner’s responsibility to obtain its own legal counsel and its own legal advice, as required.

/ have read, understand and agree to comply with Aegerion’s Business Partner Guiding Principles.

Business Partner Legal Entity Name: Click here to enter text.

Name of Authorized Representative: Click here to enter text.

Signature:

Date: Click here to enter text.

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ATTACHMENT – PERSONAL DATA

ADDITIONAL TERMS AND CONDITIONS FOR THE COLLECTION, USE, DISCLOSURE,
RETENTION OR
PROCESSING OF PERSONAL DATA

With regard to the Agreement, Service Provider may gain access to “Personal Data,” which shall mean any information which identifies or is capable of identifying a living individual, or as otherwise defined as Personal Data” by applicable laws, including, without limitation, (a) an individual’s name, address, phone number, e-mail address, Social Security number or other country identifier, driver’s license number, bank account information, or credit card information; and (b) all information, data and materials, including without limitation, demographic, medical and financial information, that relate to (i) the past, present, or future physical or mental health or condition of an individual; (ii) the provision of health care to an individual; or (iii) the past, present, or future payment for the provision of health care to an individual.

Service Provider agrees that, in the event any of the Services that Service Provider provides to AEGERION related to Personal Data are subcontracted out to a third-party subcontractor, Service Provider shall execute a written agreement with said third-party subcontractor that requires it to comply with privacy, security, and breach reporting requirements that are substantially similar to those set forth in this Attachment and to comply with all applicable laws.

Collection, use, disclosure, retention and other processing of Personal Data may be regulated by certain privacy, data security, and breach notification laws.

When collecting, using, disclosing, retaining or otherwise processing Personal Data pursuant to the Agreement, Service Provider agrees to comply with all applicable privacy, data security, and breach notification laws, rules and regulations that are applicable to its collection, use, disclosure or processing of Personal Data pursuant to the Agreement. For purposes of this Attachment, applicable privacy, data security, and breach notification laws, rules, and regulations include, but are not limited to, any law related to the transmission, communication or storage of Personal Data via mail, telephone, computer, wireless technology, facsimile, or other such means.

Service Provider acknowledges and agrees that, as required and as appropriate under applicable laws, Service Provider will furnish notices to and/or obtain the prior and freely given, specific and informed consents and/or authorizations of the individuals to whom the Personal Data relate to collect, use, disclose, retain or otherwise process such data in order to provide the Services.

Without limiting the foregoing and in addition to any other obligations under the Agreement, Service Provider further agrees as follows:

a.       Service Provider agrees to collect, use, disclose, retain and otherwise process Personal Data only as permissible under applicable laws;

b.       Access to data: only authorized persons should have access to the Personal Data; Service Provider shall restrict such access in accordance with applicable laws and its privacy policies.

Any and all consents or authorizations collected by Service Provider from individuals relating to collection, use, disclosure, retention and other processing of the individual’s Personal Data must be retained by Service Provider in compliance with applicable data retention policies. Service Provider agrees to establish commercially adequate controls to prevent unauthorized access, use or disclosure of Personal Data. Service Provider will implement safeguards that reasonably and appropriately protect the confidentiality, integrity, and security of Personal Data in accordance with applicable

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laws. Service Provider agrees AEGERION and/or its representatives may audit Service Provider’s business policies, processes, books, records, and practices relating to collection, use, disclosure, retention and other processing of Personal Data in accordance with “ATTACHMENT – AUDIT” to this Agreement.

Duty of cooperation with law enforcement authorities: Parties agree to cooperate with law enforcement authorities, especially in case of requests for information or during inspections.

Any collection, use, disclosure, retention and other handling of Personal Data other than as contemplated by this Attachment, permissible by law, and the Agreement will be deemed a material breach of the Agreement and subject to the applicable provisions of the Agreement related to a material breach; and

Service Provider agrees to work in good faith to mutually amend this Attachment at any time as requested by AEGERION to the extent required in order to comply with any applicable law relating to privacy, data security, and breach notification in those respective jurisdictions where Service Provider provides services and/or collect, use, disclose or otherwise process Personal Data pursuant to the Agreement.

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EXHIBIT E

Adverse Event Reporting, Product Complaint Reporting, and Medical Information Handling

I.	Adverse Event (AE) Reporting

Service Provider (Accredo) shall report to Aegerion Pharmacovigilance (PV) vendor (United BioSource Corporation [UBC]) within one (1) business day after first becoming aware of any potential adverse event (AE). “Adverse Event” means any untoward event associated with the use of an Aegerion product, whether or not considered drug related, including events occurring in the normal course of use of a prescription drug; any drug overdose (whether accidental or intentional); any drug abuse, withdrawal, or lack of expected effect of the drug. AE also includes: drug exposure via a parent (during conception, pregnancy, breastfeeding, etc.), misuse, dependence, unintended beneficial effects, medication errors, off-label use* (all with or without an adverse drug experience), and suspected transmission of infectious agent via a medicinal product, occupational exposure, and drug-drug interactions.

The following table lists examples of additional events that should be documented and transferred in addition to AE (this table is not an all-inclusive list):

Additional Events	Clarification and/or Example
Abnormal test findings
Drug Abuse	Persistent or sporadic, intentional excessive use of medicinal products which is accompanied by harmful physical or psychological effects.
Lactation exposure (to infant)	Defined as the exposure of an infant/child to a medicinal product during breast-feeding/lactation.
Hospitalization
Lack of compliance	Any information suggesting the patient does not take the prescribed medication or follow a prescribed course of the treatment, such as failure of proper preparation, or using the correct dose, frequency, or route
Lack of efficacy/effect	Any information that questions the efficacy or therapeutic effect of a product, for example the product isn’t working as indicated in the product labelling (i.e. for licensed indications only).
Medication error	“medication error”- where the patient used the product “potential medication error”-patient noticed before the product was used A potential medication error is any unintentional error in the

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prescribing, dispensing, or administration of a medicinal product while in the control of the healthcare professional, patient or consumer that was identified before the drug was administered to the patient or before the patient ingested any drug.
Missed dose	E.g., patient forgot, supply ran out
Misuse	Situations where the medicinal product is intentionally and inappropriately used not in accordance with the authorized product information.
Off-label use*	Situations where a medicinal product is intentionally used for a medical purpose not in accordance with the authorized product information (including an indication, dose, administration method, patient group, storage condition or legal status of supply) not on the license or against a contraindication.
Overdose	Occurs when a patient takes more than the prescribed amount. The product is ingested or administered in quantities and/or concentrations above the recommended/scheduled dosage large enough to overwhelm the homeostasis, disrupting wellbeing, causing severe illness and/or death.
Occupational Exposure	Drug exposure as a result of one’s occupation, with or without associated symptoms/event.
Pregnancy Exposure (to fetus)	Defined as an exposure of the male or female parent to a medicinal product at or around the time of conception (up to 3 months before conception) or at any time during pregnancy until birth and exposure of the fetus to a medicinal product (e.g., breastfeeding). Both intentional and unintentional exposures will be reported.
Prescribed/Accidental overdose	more than on license/packaging
Transmission, or suspected transmission, of an infectious agent
Unexpected benefit
Use of a product against a Contraindication

* The Juxtapid and Myalept REMS programs require the product to be dispensed only to patients who have a confirmed diagnosis of the indicated condition. “Off-label use” includes any reports of use for an ICD-10 code inconsistent with the approved indication for such product or reports that include information that is indicative with use for an indication other than the one that is approved. The

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Aegerion Compliance Department (novelioncompliance.tnwreports.com or 855-233-8089) must be notified within one (1) business day of receipt of all potential reports of off-label use.

Accredo shall capture the following information for each AE and report it to UBC on the Accredo Adverse Event Form attached to the Agreement as Exhibit A: (a) date information/complaint received, (b) patient identifiers, (c) reporter name and contact information, (d) date AE occurred, (e) suspect product name, NDC (when available), lot number (when available), dose, date of administration (when available), and (f) description of the AE. Accredo shall maintain records of all AE reports on source documentation or entered into an Accredo system for at least three years and shall make all such records available to Aegerion upon request within two (2) business days’ notice. In the event of a regulatory inspection, Aegerion has the right to request copies of records to be delivered to it within one (1) business day.

Accredo is responsible for:

●	Identifying and recording details of any AEs and forwarding it to UBC PV for processing.

Ensuring that if the AE also involves a Product Quality Complaint (PC), the PC will also be reported separately to Aegerion QA ([***]).

Accredo is not responsible for:

●	Reporting an AE to the Regulatory Authorities.
●	Proactively obtaining follow-up information on an AE.
●	Reporting AEs from Aegerion sponsored clinical trials.
○	If any are inadvertently reported to Accredo, Accredo will obtain any details provided by the caller including the Clinical Trial number and forward back to UBC ([***]) to handle.
●	Reporting AEs from the published literature, for example, from clinical papers, journal letters, newspapers, social media, etc.

A.	Transmission and Reporting times of AE cases including any combination AE and Product Complaint (PC) cases to Aegerion Pharmacovigilance (PV)
i.	Transmission of Reports

●	All AEs will be posted to the UBC Aegerion portal.
○	An Accredo representative will post the AE form to the UBC Aegerion portal within the Accredo library.
○	Accredo will set-up from the portal automatic alerts to get the confirmation that the AE reports has correctly been posted to this portal. In case no alert would be received, the Accredo representative will investigate and send the AE documentation by email to UBC ([***]).
○	UBC Safety Scientist or designee will acknowledge by email to [***] the receipt of the AE report.

●	Note: If a PC accompanies an AE, an AE and PC will each be reported. Refer to Product Complaint Reporting section A, ii.
●	In the event that the UBC Aegerion portal is down, reports would be transmitted via email or e-fax to [***].
●	In the event an AE or PC report is indicative a potential off label use of the product, Accredo will advise Aegerion Compliance of the report identifying number within one (1) business day.

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ii.	Timelines

●	For Accredo, all AE reports will be transferred to the UBC Aegerion portal within one (1) business day Monday to Friday.
○	AEs received by Accredo during non-business hours or holidays will be processed within the next business day.
●	Acknowledgments of receipt will be received from the portal automatic alerts by the UBC representative following the receipt of the AE report.

iii.	Reconciliation

●	An Accredo representative will generate a weekly AE reconciliation report including a list of AE reports received for the week and post to the UBC Aegerion portal.
■	UBC Safety Scientist will set-up from the portal an automatic alert to get this list of AE reports from Accredo as soon as it is posted to the portal
●	UBC Safety Scientist or designee will acknowledge by email to [***] the receipt of the weekly reconciliation report. A confirmation that reconciliation has been performed by UBC will be sent to [***] including identified discrepancies if any within two (2) business days.

II.	Product Quality Complaint (“PC”)

Product Complaint – Any communication, written or oral, that alleges deficiencies relative to the identity, quality, stability, reliability, effectiveness or performance of a product after it is released for distribution. A product complaint includes any communication which alleges deficiencies relative to the packaging, labeling, immediate container, closure or contents of the drug, and/or any allegation of poor pharmaceutical quality such as chipped, split or otherwise faulty drug product capsule or drug product vial, aesthetic defects (off-color, off-shape, inconsistent surface texture, and off-flavor), or report of drug sub-potency or super-potency. “Sub-potency” only includes drug product lack of effect (including decreased, incomplete or delayed drug effect) reported at the established therapeutic dose.

Accredo shall also report to Aegerion Quality Assurance (QA) ([***]) within one (1) business day after first becoming aware of any PC.

A.	PROCEDURE FOR INITIAL INTAKE OF PRODUCT COMPLAINT
i.	PC Reporting Responsibilities

●	Accredo is responsible for initial documentation of PCs and forwarding this information to Aegerion QA through the email address [***] for further follow up and evaluation.
●	Accredo ensures that if a PC also involves an AE or special situation, this is also reported separately to Aegerion PV (see Section I.A.) and Aegerion QA is copied simultaneously on the Accredo AE form.

ii.	PC Reporting Information to Obtain

As per the table below, the following information will be attempted to be obtained for the PC report.

Reporting Information to Obtain
Reporter	● Reporter name

Execution Version

● Telephone number
Product	● Product name
● NDC
● Lot number
● Expiration date
● Strength
● Pack size
● Quantity of product affected
● Available for return to Aegerion?
● Has the product been used in a patient?
Complaint	A detailed description of the PC

iii.	Transmission and Reporting Times of PC cases to Aegerion

●	All PCs are e-mailed to Aegerion QA ([***]) within one (1) business day.
●	Accredo receives acknowledgement of receipt of case by Aegerion QA within 24 hours of receipt.

iv.	Restitution

●	Restitution of PCs will be handled by Aegerion QA.

v.	Reconciliation

●	Accredo sends a weekly reconciliation report to [***] which includes a list of the previous weeks PCs with the information set forth in the table below.
●	Aegerion will acknowledge by email to Accredo ([***]) the receipt of the weekly reconciliation report.
●	A confirmation that reconciliation has been performed by Aegerion QA is sent to Accredo including identified discrepancies if any, within two (2) business days.
●	Any discrepancies noted by Aegerion QA is followed up with Accredo within one (1) business day and any missed PC report is sent immediately to Aegerion.

Field #	Data Element	Max Length	Required (Yes, No, If Available)	Notes
1	Drug Name	10	Yes
2	PC Date Reported to MFR	10	Yes	Date Format: MMDDYYYY
3	Unencrypted Patient ID	15	Yes	Not Encrypted
4	Patient Date of Birth	8	Yes	Not Encrypted

III.	Training

Accredo shall ensure that its employees, subcontractors and agents who perform services under this Agreement or any associated Statement of Work, are trained in AE reporting and PC reporting before

Execution Version

such employees, subcontractors or agents commence services. Accredo shall ensure that all such employees, subcontractors and agents are re-trained on an annual basis and shall maintain contemporaneous records of such training for all persons providing services hereunder or under an associated Statement of Work and shall send records to Aegerion at the time of completion and within two business days’ notice when requested (or sooner if requested for an inspection or audit). Aegerion point of contact for Accredo shall provide training materials, as needed.

Per the modification to the Juxtapid REMS Program approved by FDA on January 3, 2017, and subsequent revisions thereto, Accredo will designate an Authorized Representative for each pharmacy who must complete the Juxtapid online Training Module and complete the Pharmacist Enrollment Form (RXEF). The Training Certificate and the RXEF must be submitted to the Juxtapid REMS Coordinating Center by fax [***] or email [***] prior to the pharmacy certification and the dispensing of Juxtapid by the pharmacy. Pharmacy certification will be confirmed in writing by the Juxtapid REMS Program.

The Authorized Pharmacist for each Juxtapid dispensing pharmacy is responsible for ensuring training to the requirements of the REMS Supplement are completed by relevant pharmacy staff. The on-line module should be used for training of all of the pharmacy staff.

Accredo is required to verify every 12 months that the authorized representative’s name and contact information corresponds to that of the current designated authorized representative for DLSS, if different the pharmacy must be required to re-certify with a new authorized representative in a timely manner, and in no event later than thirty (30) calendar days after Accredo’s first knowledge thereof. The dispensing of Juxtapid by a pharmacy that is not certified in the Juxtapid REMS Program will be classified as a violation of the Juxtapid REMS Program requirements and may trigger corrective action or additional actions by Aegerion.

IV.	Medical Information for Health Care Providers (HCPs) or Consumers not enrolled in the Accredo Patient Support Services Programs

A.	Function

Medical Information is responsible to provide responses to unsolicited medical inquiries involving Aegerion products. Medical inquiries from HCPs that are not related to reimbursement or prior authorization needs should be transferred to the Medical Information Call Center (MICC). In addition, consumers who do not wish to enroll in the Product Patient Support Services program and have questions concerning Aegerion products can also be transferred to the MICC.

B.	Medical Information Contact Information
i.	Medical Information: [***] Monday through Friday 8 am to 5:30 pm EST or [***].
ii.	Live caller:
1.	During normal business hours: Provide phone number [***] and warm transfer caller. Provide contact details obtained to the MICC agent when call is connected.
2.	After hours: provide phone number [***] and inform of business hours.
a.	An after-hours call service is available for urgent inquiries only.
iii.	Written request: Any requests for information received via email or in writing shall be transferred to [***].

Execution Version

iv.	Any exchange of adverse event (AE) or product complaint (PC) details prior to the transfer of the live call or written request shall be handled according to AE and PC reporting procedures.
1.	Note in the AE or PC report that the case has been transferred to MICC to indicate a potential duplicate case.